ADDENDUM TO JOINT VENTURE AGREEMENT
DATED AUGUST 24, 2004

PARTIES:

AXIAL VECTOR ENGINE CORPORATION
One World Trade Center
121 SW Salmon Street, Suite 1100
Portland, OR 97204

ADAPTIVE PROPULSION SYSTEMS
381 Old Riverhead Road, Suite 12
Westhampton Beach, NY 11978

THIS ADDENDUM is made this 29th day of October, 2005, by and between Axial Vector Engine Corporation, formerly Aero Marine Engine, Inc. (hereinafter Axial Vector) and Adaptive Propulsion Systems, Inc., (hereinafter Adaptive).

Recitals

1. Axial Vector and Adaptive previously entered into a Joint Venture Agreement dated August 24, 2004 (hereinafter the Agreement).

2. The parties wish to add an Addendum to the Agreement by changing paragraph 1(a) in its entirety as follows:

1.	RELATIONSHIP BETWEEN ADAPTIVE AND AXIAL VECTOR

a)
Adaptive will finance the further development of the engine, including upgrades and building a prototype, testing and marketing the engine to the military of the United States, the military of all NATO countries, and the military of the United Arab Emirates (hereinafter the Military).

3. No other portions of the Joint Venture Agreement are modified except as would be consistent with this Addendum and the expansion of Adaptive’s rights.

IN WITNESS WHEREOF, the parties hereto have entered into and caused this Agreement to be executed by persons duly authorized.

Adaptive Propulsion Systems	Axial Vector Engine Corporation
By: /s/ Billy Silhan	By: /s/ Raymond Brouzes
Billy Silhan, President	Raymond Brouzes, President